UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2018
____________________________________________________________________
Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)
____________________________________________________________________

Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
____________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 17, 2018, Del Taco Restaurants, Inc. (the "Company") held the annual meeting of stockholders to:

1.	consider and vote upon a proposal to elect two directors to serve on the Company's board of directors as Class II directors; and

2.	consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2019.
There were 38,445,409 shares of the Company's common stock issued and outstanding on the record date for the annual meeting of stockholders. The results for each matter voted on were as follows:

a.    The Company's stockholders elected two nominees to serve on the board of directors as Class II directors, based on the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
Joseph Stein	29,969,652	997,656	3,982,370
Patrick D. Walsh	27,410,057	3,557,251	3,982,370

b.    The Company's stockholders ratified the appointment of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2019, based on the following votes:

Votes For	Votes Against	Abstain
34,579,330	334,553	35,795

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

Date: May 23, 2018